
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Cornerstone Fund III and is qualified in its entirety by reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          MAR-31-1996
<PERIOD-END>                               MAR-31-1996
<CASH>                                      38,188,403
<SECURITIES>                                         0
<RECEIVABLES>                                  234,304<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              39,725,231<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                39,725,231<F3>
<SALES>                                              0
<TOTAL-REVENUES>                           (5,070,793)<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,419,645
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (6,490,438)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (6,490,438)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (6,490,438)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $129,771 and receivable from
DWR of $104,533.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $1,302,524.
<F3>Liabilities include redemptions payable of $534,432, accrued management fees of $130,993, accrued brokerage commissions of $105,778, common administrative expenses payable of $171,929 and accrued transaction fees and costs of $18,530.
<F4>Total revenue includes realized trading revenue of $(1,228,640), net change in unrealized of $(4,275,770) and interest income of $433,617.

